Exhibit No. 99.1
Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
March 26, 2009

BIRNER DENTAL MANAGEMENT SERVICES, INC.
ANNOUNCES EARNINGS FOR YEAR END AND FOURTH QUARTER 2008

DENVER, COLORADO, March 26, 2009.  Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices, announced results for the year ended December 31, 2008. Total dental group practice revenue decreased $371,000, or .6%, to $59.0 million. Net revenue decreased $760,000, or 2.2%, to $34.5 million.

The Company’s earnings before interest, taxes, depreciation, amortization and non-cash expense associated with stock-based compensation (“Adjusted EBITDA”) decreased $1.1 million, or 13.7%, to $6.8 million from $7.8 million for the year ended December 31, 2007.

Net income for the year ended December 31, 2008 decreased $645,000, or 26.5% to $1.8 million.  Earnings per share decreased 20.4% to $.86 for the year ended December 31, 2008 compared to $1.08 for the year ended December 31, 2007.

For the quarter ended December 31, 2008, total dental group practice revenue increased $41,000 or .3%, to $13.9 million. Net revenue decreased $150,000, or 1.8%, to $8.0 million. The Company’s Adjusted EBITDA decreased $152,000, or 9.1%, to $1.5 million for the quarter ended December 31, 2008 compared to $1.7 million for the quarter ended December 31, 2007.

Net income for the quarter ended December 31, 2008 decreased $85,000, or 20.9% to $323,000.  Earnings per share decreased 9.5% to $.17 for the quarter ended December 31, 2008 compared to $.19 for the quarter ended December 31, 2007.

The decrease in net revenue of $760,000 for the year ended December 31, 2008 consisted of a decrease in net revenue from general dentistry of $1.3 million partly offset by an increase in net revenue from specialty dentistry of $536,000.  The decrease in net revenue of $150,000 for the quarter ended December 31, 2008 consisted of a decrease in net revenue from general dentistry of $288,000 partly offset by an increase in net revenue from specialty dentistry of $138,000.  The Company attributes the decline in net revenue for the year ended December 31, 2008 to a general weakness in the economy in the Company’s markets as reflected by a reduced number of new patient visits, patient procedures and in particular fewer crown and bridge procedures.

During 2008, the Company had capital expenditures of $1.1 million, purchased 292,538 shares of its Common Stock for approximately $4.4 million and paid out approximately $1.4 million in dividends to its shareholders. During the year bank debt increased approximately $1.2 million which brought total debt outstanding to $6.9 million at December 31, 2008.

The Company’s Board of Directors approved a quarterly dividend for 2009 of $.17 per share.  This dividend is first payable on April 10, 2009 to shareholders of record on March 27, 2009.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona.  The Company currently manages 61 dental offices, of which 35 were acquired and 26 were de novo developments.  The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the year and quarter ended December 31, 2008 on Thursday, March 26, 2009 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management’s expectations of future financial and operating results. To participate in this conference call, dial in to 1-866-244-4519 and refer to “Birner Dental Management Services, Inc.” approximately five minutes prior to the scheduled time. If you are unable to join in on the conference call on March 26, the rebroadcast number is 1-888-266-2081 with the pass code of 1342517. This rebroadcast will be available through April 9, 2009.

Non-GAAP Disclosures

This press release includes certain non-GAAP financial measures with respect to total dental group practice revenue and Adjusted EBITDA.  The non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.  Please see the last page of this release for more information on the reconciliation of total dental group practice revenue and Adjusted EBITDA to GAAP measures.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the Company’s growth prospects and performance in 2009 and other future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements.  These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended				Years Ended
	December 31,				December 31,
	2007		2008		2007		2008

NET REVENUE: (1)	$8,168,452		$8,018,742		$35,282,984		$34,522,861

DIRECT EXPENSES:
Clinical salaries and benefits	2,150,467		2,237,651		9,258,232		9,748,636
Dental supplies	552,253		525,267		2,316,044		2,370,866
Laboratory fees	616,728		636,926		2,615,017		2,722,607
Occupancy	1,151,492		1,196,155		4,599,981		4,798,133
Advertising and marketing	119,389		101,721		678,488		433,496
Depreciation and amortization	711,447		619,723		2,541,995		2,445,956
General and administrative	1,171,630		1,102,430		4,593,316		4,731,822
	6,473,406		6,419,873		26,603,073		27,251,516

Contribution from dental offices	1,695,046		1,598,869		8,679,911		7,271,345

CORPORATE EXPENSES:
General and administrative	924,323	(2)	882,028	(2)	4,119,052	(3)	3,687,341	(3)
Depreciation and amortization	25,383		24,192		110,270		96,366

Operating income	745,340		692,649		4,450,589		3,487,638
Interest expense, net	78,989		82,450		365,140		282,267

Income from continuing operations before income taxes	666,351		610,199		4,085,449		3,205,371
Income tax expense	258,807		287,692		1,650,342		1,414,962

Net income	$407,544		$322,507		$2,435,107		$1,790,409

Net income per share of Common Stock - Basic	$0.20		$0.17		$1.16		$0.88

Net income per share of Common Stock - Diluted	$0.19		$0.17		$1.08		$0.86

Cash dividends per share of Common Stock	$0.15		$0.17		$0.60		$0.68

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	2,046,283		1,889,690		2,092,448		2,024,794

Diluted	2,194,530		1,918,538		2,258,108		2,085,889

(1)
Total dental group practice revenue less amounts retained by group practices. Total dental group practice revenue was $13,869,408 for the quarter ended December 31, 2008 compared to $13,828,553 for the quarter ended December 31, 2007 and was $59,016,250 for the year ended December 31, 2008 compared to $59,386,817 for the year ended December 31, 2007.

(2)
Corporate expenses - general and administrative includes $187,271 of stock-based compensation expense pursuant to SFAS 123 (R) for the quarter ended December 31, 2008, and $81,030 of  equity compensation for a stock award and $112,588 of stock-based compensation expense pursuant to SFAS 123 (R) for the quarter ended December 31, 2007.

(3)
Corporate expenses - general and administrative includes $731,607 of stock-based compensation expense pursuant to SFAS 123 (R) for the year ended December 31, 2008, and $324,120 of  equity compensation for a stock award and $405,274 of stock-based compensation expense pursuant to SFAS 123 (R) for the year ended December 31, 2007.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
ASSETS	2007	2008

CURRENT ASSETS:
Cash and cash equivalents	$964,150	$1,234,991
Accounts receivable, net of allowance for doubtful
accounts of $291,827 and $290,688, respectively	3,008,550	2,875,732
Deferred tax asset	178,591	195,091
Income taxes receivable	26,817	-
Prepaid expenses and other assets	620,365	418,653

Total current assets	4,798,473	4,724,467

PROPERTY AND EQUIPMENT, net	4,533,531	3,887,919

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,393,590	10,621,918
Deposits	171,687	160,289

Total assets	$20,897,281	$19,394,593

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,945,420	$1,551,851
Accrued expenses	1,581,661	1,462,258
Accrued payroll and related expenses	1,456,477	1,714,550
Income taxes payable	-	371,569
Current maturities of long-term debt	920,000	920,000

Total current liabilities	5,903,558	6,020,228

LONG-TERM LIABILITIES:
Deferred tax liability, net	538,093	618,913
Long-term debt, net of current maturities	4,784,511	5,988,202
Other long-term obligations	291,266	259,678

Total liabilities	11,517,428	12,887,021

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares
authorized; 2,123,440 and 1,863,587 shares issued and
outstanding, respectively	3,028,515	-
Retained earnings	6,385,494	6,550,663
Accumulated other comprehensive loss	(34,156)	(43,091)

Total shareholders' equity	9,379,853	6,507,572

Total liabilities and shareholders' equity	$20,897,281	$19,394,593

Adjusted EBITDA is not a U.S. generally accepted accounting principle (“GAAP”) measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company’s ability to meet future debt service, capital expenditures and working capital requirements. Investors should not consider adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – corporate, amortization of equity compensation, stock-based compensation expense related to SFAS 123(R), interest expense, net and income tax expense to net income as in the table below.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2007	2008	2007	2008

RECONCILIATION OF ADJUSTED EBITDA:
Net income	$407,544	$322,507	$2,435,107	$1,790,409
Add back:
Depreciation and amortization - Offices	711,447	619,723	2,541,995	2,445,956
Depreciation and amortization - Corporate	25,383	24,192	110,270	96,366
Stock-based compensation expense	193,618	187,271	729,394	731,607
Interest expense, net	78,989	82,450	365,140	282,267
Income tax expense	258,807	287,692	1,650,342	1,414,962

Adjusted EBITDA	$1,675,788	$1,523,835	$7,832,248	$6,761,567

Total dental group practice revenue is the revenue generated at the Company’s offices from professional services provided to its patients. Amounts retained by dental offices represents compensation expense to the dentists and hygienists and is subtracted from total dental group practice revenue to arrive at net revenue. The Company reports net revenue in its financial statements to comply with Emerging Issues Task Force Issue No. 97-2, Application of SFAS No. 94 (Consolidation of All Majority Owned Subsidiaries) and APB Opinion No. 16 (Business Combinations) to Physician Practice Management Entities and Certain Other Entities With Contractual Management Arrangements. Total dental group practice revenue is a non-GAAP measure that is disclosed because it is a critical component for management’s evaluation of office performance. However, investors should not consider this measure in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP.

	Quarters Ended		Years Ended
	December 31,		December 31,
	2007	2008	2007	2008

Total dental group practice revenue	$13,828,553	$13,869,408	$59,386,817	$59,016,250
Less - amounts retained by Offices	5,660,101	5,850,666	24,103,833	24,493,389

Net revenue	$8,168,452	$8,018,742	$35,282,984	$34,522,861